Exhibit 99.1

Gladstone Commercial Corporation Reports Results for the Fourth Quarter and Year Ended

December 31, 2011

•

Reported Funds From Operations (“FFO”) for the fourth quarter and year ended December 31, 2011 of $3.8 million and $15.7 million, an increase of 23.5% and 11.6% over the same periods in 2010, respectively.

•	Acquired seven properties for an aggregate investment of $54.6 million in 2011.

•	Issued or assumed four long-term mortgages totaling $31.5 million on four properties.

•	Issued common stock for net proceeds totaling $37.0 million.

McLean, VA, February 28, 2012: Gladstone Commercial Corporation (NASDAQ: GOOD) (the “Company”) today reported financial results for the quarter and year ended December 31, 2011. A description of FFO, a relative non-GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this earnings release. All per share references are to fully-diluted weighted average shares of common stock, unless otherwise noted.

FFO: FFO for the quarter and year ended December 31, 2011 was $3.8 million and $15.7 million, or $0.34 and $1.53 per share, which is a 23.5% and 11.6% increase, respectively, compared to the same periods one year ago. The increase in FFO was primarily because of an increase in operating revenues derived from the seven properties acquired in 2011, coupled with a reduction in general and administrative expense and the net incentive fee. General and administrative expenses decreased because of the write-off of $1.6 million of fees related to the termination of the private offering of unregistered senior common stock in 2010. The net incentive fee decreased due to an increase in common stockholders’ equity from the issuance of 2.2 million common shares during 2011, resulting in a higher hurdle rate to overcome. This was partially offset by an increase in due diligence expense during 2011 from acquisitions during the year combined with an increase in the base management fee during 2011.

Net Income: Net income available to common stockholders for the quarter and year ended December 31, 2011 was $0.1 million and $1.6 million, or $0.01 and $0.15 per share, respectively, compared to a net loss to common stockholders for the quarter ended December 31, 2010 of $0.2 million or $0.04 per share, and net income available to common stockholders for the year ended December 31, 2010 of $0.8 million, or $0.09 per share. A reconciliation of FFO to net income for the quarters and years ended December 31, 2011 and 2010, which the Company believes is the most directly comparable GAAP measure to FFO, and a computation of basic and diluted FFO per weighted average share of common stock and basic and diluted net income per weighted average share of common stock is set forth below:

	For the three months ended December 31,		For the year ended December 31,
	2011	2010	2011	2010
	(Dollars in Thousands, Except Per Share Data)		(Dollars in Thousands, Except Per Share Data)
Net income	$1,116	$808	$5,714	$4,928
Less: Distributions attributable to preferred and senior common stock	(1,040)	(1,041)	(4,156)	(4,114)

Net income (loss) available to common stockholders	76	(233)	1,558	814

Add: Real estate depreciation and amortization, including discontinued operations	3,676	3,271	14,149	13,264

FFO available to common stockholders	$3,752	$3,038	$15,707	$14,078

Weighted average shares outstanding - basic	10,945	8,638	10,237	8,576
Weighted average shares outstanding - diluted	10,997	8,689	10,289	8,601

Basic & Diluted net income (loss) per weighted average share of common stock	$0.01	$(0.04)	$0.15	$0.09

Basic & Diluted FFO per weighted average share of common stock	$0.34	$0.35	$1.53	$1.64

Distributions declared per share of common stock	$0.375	$0.375	$1.500	$1.500

Percentage of FFO paid per share of common stock	108%	107%	98%	91%

Comments from the Company’s President and Chief Investment Officer, Chip Stelljes: “Our financial results were positive for 2011 and reflected our ability to invest the proceeds we raised from both debt and equity into solid real estate investments with accretive returns. We continue to focus on maintaining our portfolio and working with our existing tenants to extend the few leases that are scheduled to mature in 2012 and 2013. With the proceeds from the common and preferred stock sales and the expansion of our line of credit in early 2012 [discussed in further detail below], we have positioned ourselves well to buy additional properties and increase our FFO in 2012.”

Asset Characteristics: As of December 31, 2011, the Company owned 72 properties totaling 7.1 million square feet for a total net investment of $426.4 million. Currently, 70 of the Company’s properties, or 98.7% of the portfolio’s total square footage, are fully leased and all tenants at these properties are current and paying in accordance with the terms of their leases.

Mortgage Maturities: The Company has $45.2 million of balloon principal payments due on one of its long-term mortgages in October 2012; however, the mortgage has one remaining annual extension option through October 2013, which the Company currently intends to exercise. The Company has no other balloon principal payments due on any of its mortgages until 2013.

Lease Expirations: The Company was able to re-lease its previously vacant building located in South Hadley, Massachusetts for another year, which expires in January 2013. The Company has two other buildings that remain vacant. Rental income from these two tenants was 2.3% of the Company’s total annualized rental income when occupied. The Company is actively working to re-tenant these properties along with the one additional lease that expires in 2012.

Highlights of 2011, the Company:

•	Properties Acquired: Purchased seven fully-occupied properties comprised of 280,512 square feet of rental space for an aggregate purchase price of $54.6 million;

•	Debt Issued: Issued or assumed $31.5 million of long-term mortgages on four of its properties;

•	Leases Extended: Extended the terms on two of its leases for additional periods of three and five years;

•

Common Stock Issued: Issued 2.2 million shares of common stock through an underwritten public offering resulting in net proceeds of $37.0 million, after deducting underwriting discounts and other offering expenses;

•	Debt Extended: Exercised a one-year renewal option on its $45.2 million mortgage loan on September 30, 2011 to extend the maturity date until October 1, 2012; and

•

Distributions: Paid monthly distributions for the year totaling $1.50 per share on the common stock, $1.94 per share on the Series A Preferred Stock, $1.88 per share on the Series B Preferred Stock and $1.05 per share on the Senior Common Stock. The common stock distributions paid in 2011 were an 83% return of capital.

Subsequent to the End of the Year, the Company:

•	Properties Acquired: Purchased one fully-occupied property with 52,130 square feet of rental space for $10.8 million;

•

Preferred Stock Issued: Issued 1.54 million shares of Series C Term Preferred Stock through an underwritten public offering resulting in net proceeds of $36.8 million, after deducting underwriting discounts and other offering expenses;

•	Line of Credit Expanded: Increased the maximum availability of credit under its line of credit from $50.0 million to $75.0 million;

•	Debt Repaid: Repaid in full the $2.3 million mortgage on its building located in Canton, North Carolina;

•	New Lease Executed: Re-leased its previously vacant building located in South Hadley, Massachusetts through January 2013;

•	Leases Extended: Extended the terms on two of its leases for additional periods of five and eight years; and

•

Distributions: Declared monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, $0.15625 per share on the Series B Preferred Stock, and $0.0875 per share on the Senior Common Stock, for each of the months of January, February and March 2012. Declared monthly cash distributions of $0.1484375 per share on the Series C Term Preferred Stock for each of the months of February and March 2012.

Conference Call: The Company will hold a conference call on Wednesday, February 29, 2012 at 8:30 a.m. EST to discuss its earnings results. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for the questions. The conference call replay will be available one hour after the call and will be accessible through March 30, 2012. To hear the replay, please dial (877) 344-7529 and use conference number 10009320.

The live audio broadcast of Gladstone Commercial’s quarterly conference call will also be available online at www.GladstoneCommercial.com. The event will be archived and available for replay on the Company’s website through April 30, 2012.

Who we are: Gladstone Commercial Corporation is a publicly-traded real estate investment trust that focuses on investing in and owning triple-net leased industrial, commercial, medical and retail real estate properties. Including payments declared through February 2012, the Company has paid 91 consecutive monthly cash distributions on its common stock, 74 consecutive monthly cash distributions on its Series A preferred stock, 65 consecutive monthly cash distributions on its Series B preferred stock and 22 consecutive monthly cash distributions on its Senior Common Stock. The Company has never skipped, reduced or deferred a monthly distribution since inception, over eight years ago. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

Non-GAAP Financial Measure – FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with an additional context for evaluating the Company’s financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company’s FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO, please refer to the Company’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “SEC”) today.

Warning: The financial statements attached below are without footnotes so readers should obtain and carefully review the Form 10-K, including the footnotes to the financial statements contained therein. The Company filed the Form 10-K today with the SEC and the Form 10-K can be retrieved from the SEC’s website at www.sec.gov or the Company’s website at www.GladstoneCommercial.com.

The statements in this press release regarding the Company’s ability, plans or prospects to re-tenant its unoccupied properties, extend the respective maturity dates of its long-term mortgages, grow its portfolio and FFO, renegotiate leases, and raise additional capital are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, its ability to raise additional capital, the duration of, or further downturns in, the current economic environment, the performance of its tenants, the impact of competition on the Company’s efforts to renew existing leases or re-lease space and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed under the caption “Risk factors” of the Company’s Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on February 28, 2012. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Gladstone Commercial Corporation, +1-703-287-5893

Gladstone Commercial Corporation

Consolidated Balance Sheets

(Dollars in Thousands, Except Share and Per Share Amounts)

	December 31, 2011	December 31, 2010
ASSETS
Real estate, at cost	$442,521	$401,017
Less: accumulated depreciation	53,784	43,659

Total real estate, net	388,737	357,358

Lease intangibles, net	37,670	26,747
Cash and cash equivalents	3,329	7,062
Restricted cash	2,473	2,288
Funds held in escrow	4,086	2,621
Deferred rent receivable, net	12,403	10,373
Deferred financing costs, net	3,473	3,326
Other assets	976	834

TOTAL ASSETS	$453,147	$410,609

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes payable	$285,350	$259,595
Borrowings under line of credit	18,700	27,000
Deferred rent liability, net	3,851	2,276
Asset retirement obligation liability	3,289	3,063
Accounts payable and accrued expenses	1,956	2,683
Due to Adviser	1,188	965
Other liabilities	3,499	3,652

Total Liabilities	317,833	299,234

STOCKHOLDERS’ EQUITY
Series A and B redeemable preferred stock, $0.001 par value; $25 liquidation preference; 2,300,000 shares authorized and 2,150,000 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	2	2
Senior common stock, $0.001 par value; 7,500,000 shares authorized and 60,290 and 59,057 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	—	—
Common stock, $0.001 par value, 40,200,000 shares authorized and 10,945,379 and 8,724,613 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	11	9
Additional paid in capital	211,553	174,261
Notes receivable - employees	(422)	(963)
Distributions in excess of accumulated earnings	(75,830)	(61,934)

Total Stockholders’ Equity	135,314	111,375

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$453,147	$410,609

Gladstone Commercial Corporation

Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	For the three months ended December 31, 2011	For the three months ended September 30, 2011	For the three months ended June 30, 2011	For the three months ended March 30, 2011
Operating revenues
Rental income	$11,383	$11,085	$10,729	$10,435
Interest income from mortgage note receivable	—	—	—	—
Tenant recovery revenue	85	88	87	84

Total operating revenues	11,468	11,173	10,816	10,519

Operating expenses
Depreciation and amortization	3,675	3,629	3,475	3,370
Property operating expenses	236	251	202	297
Due diligence expense	506	201	131	(138)
Base management fee	412	430	435	352
Incentive fee	849	877	840	832
Administration fee	266	242	260	256
General and administrative	305	381	357	454

Total operating expenses before credits from Adviser	6,249	6,011	5,700	5,423

Credit to incentive fee	(354)	(828)	(445)	(486)

Total operating expenses	5,895	5,183	5,255	4,937

Other income (expense)
Interest income - employee loans	8	9	9	10
Other income	3	—	1	44
Interest expense	(4,468)	(4,251)	(4,201)	(4,156)

Total other expense	(4,457)	(4,242)	(4,191)	(4,102)

Net Income	1,116	1,748	1,370	1,480

Distributions attributable to preferred stock	(1,024)	(1,023)	(1,024)	(1,023)
Distributions attributable to senior common stock	(16)	(16)	(15)	(15)

Net income available to common stockholders	$76	$709	$331	$442

Earnings per weighted average share of common stock
Basic & Diluted	$0.01	$0.06	$0.03	$0.05

Weighted average shares of common stock outstanding
Basic	10,945	10,936	9,782	9,258

Diluted	10,997	10,988	9,834	9,310

Earnings per weighted average share of senior common stock	$0.28	$0.26	$0.26	$0.25

Weighted average shares of senior common stock outstanding - basic	60	59	59	59

Gladstone Commercial Corporation

Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	For the year ended December 31,
	2011	2010	2009
Operating revenues
Rental income	$43,632	$41,180	$41,514
Interest income from mortgage note receivable	—	421	760
Tenant recovery revenue	344	327	335

Total operating revenues	43,976	41,928	42,609

Operating expenses
Depreciation and amortization	14,149	13,264	13,161
Property operating expenses	986	971	915
Due diligence expense	700	412	41
Base management fee	1,629	1,199	1,401
Incentive fee	3,398	3,480	3,239
Administration fee	1,024	1,063	1,016
General and administrative	1,497	3,408	1,494

Total operating expenses before credits from Adviser	23,383	23,797	21,267

Credit to base management fee	—	(225)	—
Credit to incentive fee	(2,113)	(158)	(726)

Total operating expenses	21,270	23,414	20,541

Other income (expense)
Interest income - employee loans	36	151	192
Other income	48	3,326	35
Interest expense	(17,076)	(17,063)	(17,895)

Total other expense	(16,992)	(13,586)	(17,668)

Income from continuing operations	5,714	4,928	4,400

Discontinued operations
Income from discontinued operations	—	—	43
Gain on sale of real estate	—	—	160

Total discontinued operations	—	—	203

Net income	5,714	4,928	4,603

Distributions attributable to preferred stock	(4,094)	(4,094)	(4,094)
Distributions attributable to senior common stock	(62)	(20)	—

Net income available to common stockholders	$1,558	$814	$509

Earnings per weighted average share of common stock - basic & diluted
Income from continuing operations (net of dividends attributable to preferred stock)	$0.15	$0.09	$0.04
Discontinued operations	—	—	0.02

Net income available to common stockholders	$0.15	$0.09	$0.06

Weighted average shares of common stock outstanding
Basic	10,237	8,576	8,563

Diluted	10,289	8,601	8,563

Earnings per weighted average share of senior common stock	$1.05	$0.81	$—

Weighted average shares of senior common stock outstanding - basic	59	25	0

Gladstone Commercial Corporation

Consolidated Statements of Cash Flows

(Dollars in Thousands)

	For the year ended December 31,
	2011	2010	2009
Cash flows from operating activities:
Net income	$5,714	$4,928	$4,603
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,149	13,264	13,172
Amortization of deferred financing costs	918	1,003	1,491
Amortization of deferred rent asset and liability, net	(616)	(684)	(532)
Amortization of discount and premium on assumed debt	94	11	—
Asset retirement obligation expense	157	143	144
Gain on sale of real estate	—	—	(160)
(Increase) decrease in other assets	(142)	389	(960)
Increase in deferred rent liability	1,626	—	—
Increase in deferred rent receivable	(1,394)	(1,652)	(1,177)
(Decrease) increase in accounts payable, accrued expenses, and amount due Adviser	(504)	348	735
(Decrease) increase in other liabilities	(340)	363	(303)

Net cash provided by operating activities	19,662	18,113	17,013

Cash flows from investing activities:
Real estate investments	(44,525)	(2,419)	(1,140)
Leasing commissions paid	(6)	(7)	(441)
Proceeds from sale of real estate	—	—	1,089
Principal repayments on mortgage notes receivable	—	10,000	—
Receipts from lenders for funds held in escrow	1,911	1,618	1,465
Payments to lenders for funds held in escrow	(3,376)	(1,751)	(1,802)
Receipts from tenants for reserves	2,205	2,155	4,454
Payments to tenants from reserves	(2,031)	(2,130)	(4,526)
(Increase) decrease in restricted cash	(185)	345	44
Deposits on future acquisitions	—	—	(250)
Deposits refunded	—	250	200

Net cash (used in) provided by investing activities	(46,007)	8,061	(907)

Cash flows from financing activities:
Proceeds from issuance of equity	39,707	4,127	—
Offering costs	(2,412)	(249)	—
Borrowings under mortgage notes payable	20,052	—	—
Principal repayments on mortgage notes payable	(6,311)	(2,687)	(2,350)
Principal repayments on employee notes receivable	542	1,341	291
Borrowings from line of credit	58,474	32,795	57,600
Repayments on line of credit	(66,774)	(38,995)	(35,900)
Repayment of short-term loan	—	—	(20,000)
Increase (decrease) in security deposits	9	(370)	28
Payments for deferred financing costs	(1,065)	(1,192)	(244)
Distributions paid for common, senior common and preferred	(19,610)	(16,979)	(16,938)

Net cash provided by (used in) financing activities	22,612	(22,209)	(17,513)

Net (decrease) increase in cash and cash equivalents	(3,733)	3,965	(1,407)
Cash and cash equivalents, beginning of period	7,062	3,097	4,504

Cash and cash equivalents, end of period	$3,329	$7,062	$3,097

Cash paid during period for interest	$17,076	$17,970	$16,559

NON-CASH OPERATING, INVESTING AND FINANCING INFORMATION
Increase in asset retirement obligation	$69	$614	$—

Fixed rate debt assumed in connection with acquisitions	$11,921	$10,795	$—

Forfeiture of common stock in satisfaction of employee note receivable	$—	$244	$—

Senior common dividend issued in the dividend reinvestment program	$—	$4	$—

Reclassification of principal on employee note	$—	$—	$245

Leasing commissions included in accounts payable	$—	$458	$—